Exhibit 99.1

GENTEX ANNOUNCES CLOSING OF VOXX INTERNATIONAL ACQUISITION

Zeeland, Michigan, April 1, 2025 – Gentex Corporation (NASDAQ: GNTX) announced today that it has closed on the strategic acquisition of VOXX International, a global supplier of automotive and consumer electronics as well as premium audio equipment.

Gentex is a technology company and long-time supplier of electro-optical products for the global automotive, aerospace, fire protection and medical industries. The company is best known for automotive electronics, but continues to grow its capabilities in vision systems, sensing, AI development, biometrics, home automation, and other smart technologies.

Under the terms of the agreement, which was recently approved by VOXX shareholders, Gentex acquired all the issued and outstanding shares of VOXX common stock not already owned by Gentex for a purchase price of $7.50 per share. The Company expects its annual revenue to increase in the range of $325 million to $375 million as a result of the acquisition.

“VOXX brings products, capabilities, and market expertise that complements our existing business lines, even beyond automotive,” said Gentex Chief Operations Officer and Chief Technology Officer Neil Boehm. “For instance, we’re particularly excited about utilizing VOXX’s expertise in consumer product distribution, retail sales, and mass merchandising as we continue to expand our smart home product portfolio under our PLACE® and HomeLink® brands.”

VOXX’s current business is comprised of products for the automotive OEM and aftermarket, as well as the consumer electronics industry. The acquisition also includes EyeLock®, an iris biometric technology, and the Premium Audio Company, which provides premium audio solutions through world-renowned brands such as Klipsch®, Onkyo® and Integra®.

“We also believe we’ll be able to apply our expertise in engineering and high-volume electronics manufacturing to various VOXX product lines, utilizing their existing automotive and consumer distribution capabilities, to maximize profitability and strengthen their business units. We look forward to working closely with the VOXX team on all these great opportunities,” concluded Boehm.

VOXX International was founded as Audiovox Corporation in 1965 by John Shalam, who most recently served as chairman of the board until stepping down late last year. He led VOXX as it grew to become a worldwide leader in automotive and consumer electronics, and was also active in the Consumer Technology Association (CTA). He helped establish the CTA’s Wireless Communications Division in 2001 and was inducted into the Consumer Technology Hall of Fame in 2009.

“We want to continue the legacy of VOXX Founder John Shalam,” said Gentex President & CEO Steve Downing. “He was a pioneer who united the automotive and consumer electronics industries, and Gentex is perfectly positioned to expand upon his vision.”

Safe Harbor for Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The statements contained in this communication

Exhibit 99.1
that are not purely historical are forward-looking statements. Forward-looking statements give the Company’s current expectations or forecasts of future events. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “future,” “goal,” “guidance,” “hope,” “intend,” "likely", “may,” “opinion,” “optimistic,” “plan,” “poised,” “predict,” “project,” “should,” “strategy,” “target,” “will,” "work to," and variations of such words and similar expressions. Such statements are subject to risks and uncertainties that are often difficult to predict and beyond the Company’s control, and could cause the Company’s results to differ materially from those described. These risks and uncertainties include, without limitation: changes in general industry or regional market conditions, including the impact of inflation; changes in consumer and customer preferences for our products (such as cameras replacing mirrors and/or autonomous driving); our ability to be awarded new business; continued uncertainty in pricing negotiations with customers and suppliers; loss of business from increased competition; changes in strategic relationships; customer bankruptcies or divestiture of customer brands; fluctuation in vehicle production schedules (including the impact of customer employee strikes); changes in product mix; raw material and other supply shortages; labor shortages, supply chain constraints and disruptions; our dependence on information systems; higher raw material, fuel, energy and other costs; unfavorable fluctuations in currencies or interest rates in the regions in which we operate; costs or difficulties related to the integration and/or ability to maximize the value of any new or acquired technologies and businesses; changes in regulatory conditions; warranty and recall claims and other litigation and customer reactions thereto; possible adverse results of pending or future litigation or infringement claims; changes in tax laws; import and export duty and tariff rates in or with the countries with which we conduct business; negative impact of any governmental investigations and associated litigation including securities litigation relating to the conduct of our business; and force majeure events. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law or the rules of the NASDAQ Global Select Market. Accordingly, any forward-looking statement should be read in conjunction with the additional information about risks and uncertainties identified under the heading “Risk Factors” in the Company’s latest Form 10-K and Form 10-Q filed with the SEC, which risks and uncertainties include supply chain constraints that have affected, are affecting, and will continue to affect, general economic and industry conditions, customers, suppliers, and the regulatory environment in which the Company operates. Includes content supplied by S&P Global Mobility Light Vehicle Production Forecast of January 16, 2025 (http://www.gentex.com/forecast-disclaimer).

About Gentex

Founded in 1974, Gentex Corporation (NASDAQ: GNTX) is a technology company that leverages its core competencies, strategic partnerships, acquisitions, and ongoing research to create market-leading positions in a variety of verticals. You can view some of the Company’s latest technology at www.gentex.com.

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Gentex Investor Relations Contact
Josh O'Berski
(616) 931-3505
josh.oberski@gentex.com

Gentex Media Contact
Craig Piersma
(616) 747-9821
craig.piersma@gentex.com